Sky Quarry Announces Closing of Public Offering of $6.7 Million

Shares to Begin Trading on NASDAQ on October 10, 2024 Under the Ticker Symbol “SKYQ”

WOODS CROSS, UT – October 9, 2024 – Sky Quarry Inc. ("Sky Quarry," "SKYQ," or the "Company"), an oil production, refining, and development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils, today announced it raised $6,708,030 through the sale of 1,118,005 shares of its Common Stock priced at $6.00 per share. Sky Quarry expects the stock to begin trading on NASDAQ under the ticker symbol “SKYQ” on October 10, 2024.

“I would like to thank our 10,000+ individual investors who have believed in our Company and helped us get to this point in our journey. Looking ahead, we believe that our ECOSolv technology enables Sky Quarry to reduce the more than 15 million tons of waste asphalt shingles generated annually, the vast majority of which is dumped into U.S. landfills. By conserving resources, reducing landfill waste, and minimizing emissions, we are actively leading the energy transition towards more sustainable methods,” said David Sealock, Chief Executive Officer of Sky Quarry Inc.

Digital Offering, LLC, acted as the lead managing selling agent for the offering. “As pioneers in Regulation A+ and the JOBS Act for years, having developed a methodology that allows companies to reach a diverse audience of investors and trade on a National Securities Exchange, we are thrilled to be a part of this historic moment for Sky Quarry. Companies that utilize Regulation A+ for their initial capital raises can graduate to National Securities Exchanges to access the capital markets while providing liquidity to the initial supporters and investors,” said Mark Elenowitz, Managing Director of Digital Offering.

About Sky Quarry Inc.

Sky Quarry Inc. and its subsidiaries are, collectively, an oil production, refining, and a development-stage environmental remediation company formed to deploy technologies to facilitate the recycling of waste asphalt shingles and remediation of oil-saturated sands and soils. Our waste-to-energy mission is to repurpose and upcycle millions of tons of asphalt shingle waste, diverting them from landfills. By doing so, we can contribute to improved waste management, promote resource efficiency, conserve natural resources, and reduce environmental impact. For more information, please visit www.skyquarry.com.

Forward-Looking Statements

This press release may include ''forward-looking statements.'' All statements pertaining to our future financial and/or operating results, future events, or future developments may constitute forward-looking statements. The statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project,” or words of similar meaning. Such statements are based on the current expectations and certain assumptions of our management, of which many are beyond control. These are subject to a number of risks, uncertainties, and factors, including but not limited to those described in disclosures. Should one or more of these risks or uncertainties materialize, or should underlying expectations not occur or assumptions prove incorrect, actual results, performance, or our achievements may (negatively or positively) vary materially from those described explicitly or implicitly in the relevant forward-looking statement. We neither intend, nor assume any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" and elsewhere in the offering statement filed with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained.

Investor Relations

Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
SKYQ@mzgroup.us
www.mzgroup.us

Company Website

https://investor.skyquarry.com/